UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2010

Harsco Corporation

(Exact name of registrant as specified in its charter)

DE	001-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Board of Directors’ ongoing review of the company’s executive compensation programs, on December 20, 2010, Harsco Corporation (the “Company”) entered into (i) Amended and Restated Change in Control Severance Agreements (the “Amended Agreements”) with each of Salvatore D. Fazzolari, Stephen J. Schnoor, Mark E. Kimmel and certain other officers of the Company, and (ii) Change in Control Severance Agreements (the “New Agreements” and together with the Amended Agreements, the “Agreements”) with Galdino J. Claro, Ivor J. Harrington and certain other officers of the Company.  The Amended Agreements amend and restate the Change in Control Severance Agreements, dated as of December 31, 2008 (the “Old Agreements”), between the Company and each of Messrs. Fazzolari, Schnoor and Kimmel and certain other officers of the Company.  Each of the Agreements contains the following terms:

•                                          with respect to each of the Amended Agreements, eliminates the possibility of “single-trigger” payments (i.e., payments triggered by change in control alone rather than termination after change in control).  Each of the Agreements provides for “double-trigger” payments;

•                                          with respect to each of the Amended Agreements, eliminates the “walk-at-will” provision (i.e., the ability for the executive to voluntarily terminate employment during a 30-day period after the first anniversary of the change in control and still receive severance);

•                                          provides that either (1) the executive will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (2) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the executive on an after-tax basis (the Old Agreements only provide for this second option);

•                                          with respect to each of the Amended Agreements, eliminates guaranteed employment during a three-year protection period;

•                                          with respect to each of the Amended Agreements, eliminates employment, payment and benefit guarantees during the protection period.  Each of the Agreements provides that the executive may terminate for good reason if minimum employment, payment or benefit conditions are not satisfied during the protection period;

•                                          provides that Harsco may terminate the executive without cause or the executive may terminate his employment without good reason during the protection period;

•                                          provides for definitions of cause and good reason that cover executive obligations to the Company and minimum employment, payment and benefit conditions;

•                                          provides for severance if the executive is terminated without cause or for good reason after a change in control;

•                                          updates the release of claims provisions and requires payment of severance 90 days after termination;

•                                          with respect to Mr. Fazzolari’s agreement, increases the severance amount for termination during the protection period other than for cause or termination for good reason to three times his highest base salary during the period beginning 90 days prior to the change in control through the date of termination, plus three times his target annual bonus for the year of termination;

•                                          with respect to the agreement for each of Messrs. Schnoor, Kimmel, Claro, Harrington and certain other senior executives, provides that the severance amount for termination during the protection period other than for cause or termination for good reason will be two times his highest base salary during the period beginning 90 days prior to the change in control through the date of termination, plus two times his target annual bonus for the year of termination;

•                                          for certain other executives, increases the severance amount for termination other than for cause or termination for good reason to one times the highest base salary 90 days prior to change in control or after plus one times the target annual bonus for the year of termination; and

•                                          subject to certain exceptions, provides for a three-year term that automatically renews every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
(Registrant)

December 20, 2010	/s/ Mark E. Kimmel
(Date)	Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary